Exhibit 10.12
SECOND AMENDMENT TO OFFICE LEASE
This Second Amendment to Office Lease (this “Amendment”) is made and entered into as of October 7, 2021 (“Effective Date”), by and between BOARDWALK OFFICE ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”) and ROCKLEY PHOTONICS, INC., a Delaware corporation (“Tenant”).
RECITALS
A.Landlord and Tenant are the current “landlord” and “tenant”, respectively, under that certain Office Lease dated as of January 11, 2021 (the “Initial Lease”), pursuant to which Landlord leased unto Tenant, and Tenant leased from Landlord, certain premises consisting of approximately 5,126 rentable square feet located on the third (3rd) floor of the building located at 18575 Jamboree Road, Irvine, California 92612 (the “Existing Premises”), as such Initial Lease was amended by that certain First Amendment to Lease dated as of January 11, 2021 (“First Amendment” and together with the Initial Lease shall be referred to as the “Original Lease”), whereby Landlord licensed to Tenant certain space located in the South Building consisting of approximately 3,436 rentable square feet, known as Suite S-310 (“Expansion Premises”), as further depicted in the First Amendment and Exhibit A attached hereto.
B.Landlord and Tenant desire to amend the Original Lease to, among other things, (i) expand the Existing Premises to include the Expansion Premises, and (ii) extend the term of the Original Lease, all in accordance with the terms and conditions set forth below.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.Defined Terms. All capitalized terms used herein but not specifically defined in this Amendment shall have the meanings ascribed to such terms in the Original Lease. The term “Lease” where used in the Original Lease and this Amendment shall hereafter refer to the Original Lease, as amended by this Amendment.
2.Expansion of Premises. Effective as of the Effective Date (the “Expansion Date”), Tenant’s license of the Temporary Space pursuant to the First Amendment shall be terminated and of no further force or effect (provided each of the obligations set forth in the First Amendment which accrue prior to the Expansion Date including the payment of monetary amounts incurred prior to the Expansion Date and any indemnity obligations shall survive any such termination) rather the Existing Premises shall be expanded to include (and Tenant shall lease from Landlord) the Expansion Premises are approximately depicted on Exhibit A attached hereto. From and after the Expansion Date, the term “Premises” where used in the Lease shall mean the Existing Premises and the Expansion Premises collectively (for a total of approximately 8,562 rentable square feet). Landlord and Tenant agree that the rentable square footage of the Expansion Premises as set forth in this paragraph (and of the Existing Premises as set forth in Recital A above) shall be conclusive and binding on the parties hereto.

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3.Lease Term. The Lease Term (with respect to both the Existing Premises and the Expansion Premises) shall expire on March 31, 2027 (the “Second Amendment Expiration Date”). The period commencing on the Expansion Date and ending on the Second Amendment Expiration Date is sometimes referred to herein as the “Expansion Term.”
4.Base Rent.
(a)Existing Premises. Tenant shall continue to pay Base Rent with respect to the Existing Premises in accordance with the terms and condition of the Original Lease (in addition to all other amounts due under the Lease.
(b)Expansion Premises. Effective as of the Expansion Date, Tenant shall pay Base Rent with respect to the Expansion Premises in accordance with the following schedule (which shall be payable in accordance with the terms of the Original Lease and in addition to all other amounts due under the Lease.

Lease Period	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rentable Square Foot
Expansion Date – August 31, 2022	$199,975.20	$16,664.60	$4.85
September 1, 2022 – August 31, 2023	$205,974.46	$17,164.54	$5.00
September 1, 2023 – August 31, 2024	$212,153.69	$17,679.47	$5.15
September 1, 2024 – August 31, 2025	$218,518.30	$18,209.86	$5.30
September 1, 2025 – August 31, 2026	$225,073.85	$18,756.15	$5.46
September 1, 2026 – March 31, 2027	$231,826.06	$19,318.84	$5.62

(c)Subject to the terms and conditions of this Section 4(c), provided that Tenant is not then in default under the Lease, and has not been in default under the Lease from and after the date of this Amendment, Tenant shall be credited with the payment of monthly Base Rent with respect to the Expansion Premises alone for the full calendar months of October 2021, November 2021, December 2021, January 2022 and February 2022 only (collectively, the “Second Amendment Base Rent Credit”), in all cases as and when the same becomes due and payable. Landlord and Tenant acknowledge that the aggregate amount of the Second Amendment Base Rent Credit equals Eighty-Three Thousand Three Hundred Twenty-Three and No/100 Dollars (i.e., $16,664.60 per month). No such Second Amendment Base Rent Credit shall reduce or limit any other amounts which are otherwise payable by Tenant under the Lease (including, without limitation, Direct Expenses). Tenant understands and agrees that the foregoing Second Amendment Base Rent Credit is conditioned upon Tenant’s not being in default under the Lease. If Tenant shall be in monetary or material non-monetary default under the Lease beyond any applicable notice and cure period, all Second Amendment Base Rent Credit shall be suspended until such default is cured and if Landlord elects to terminate the Lease pursuant to Section 19.2.1 of the Original Lease, then Tenant shall pay to Landlord the total

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unamortized sum of such Second Amendment Base Rent Credit actually received by Tenant (amortized on a straight line basis over the initial Lease Term).
5.Tenant’s Proportionate Share; Operating Expenses. Effective as of the Expansion Date, Tenant’s Share of the Project shall equal 1.555% (based on 8,562 rentable square feet of the Premises divided by 550,452 rentable square feet of the Building). Tenant’s Share shall be subject to adjustment by Landlord pursuant to the terms and conditions of the Original Lease. Tenant shall be responsible for the payment of Direct Expenses with respect to the Existing Premises and the Expansion Premises in accordance with the terms and conditions of the Original Lease (without limiting any other obligations of Tenant). Notwithstanding the Expansion Date, the Base Year for the Existing Premises shall remain the calendar year 2021, however, the Base Year for the Expansion Premises shall be the calendar year 2022.
6.Condition of Premises.
(a)Subject to Section 6(b) below, Tenant shall lease the Expansion Premises (and Tenant shall continue to Lease the Existing Premises) “as is,” “with all faults,” and “without any representations or warranties.” Tenant agrees and warrants that it has investigated and inspected the condition of the entire Premises and the suitability of same for Tenant’s purposes, and Tenant hereby waives and disclaims any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Building or the suitability of same for Tenant’s purposes.
(b)Landlord shall, on a one-time basis only, using Project-standard materials, specifications, guidelines and procedures (except to the extent otherwise designated by Landlord): perform certain demising, electrical and flooring work within the Premises as more particularly set forth on Exhibit B attached hereto (collectively, the “Landlord Work”). Notwithstanding anything to the contrary herein, Tenant shall be responsible for all costs and expenses incurred by Landlord in connection with the Landlord Work (including, without limitation, hard and soft construction costs and construction management and oversight fees equal to 3% of such costs) to the extent such costs and expenses exceed $34,360.00 in the aggregate (“Landlord’s Maximum Contribution”), and Tenant shall pay any such excess costs or expenses to Landlord within 20 days of written demand (which demand may be made by Landlord from time to time, including prior to the commencement of the Landlord Work based on Landlord’s reasonable estimate of the cost thereof). Notwithstanding anything to the contrary herein, except to the extent such costs are incurred as a result of Landlord’s gross negligence or willful misconduct or the contractor’s demonstrable errors, in no event shall Landlord be required to incur costs or expenses in connection with the Landlord Work in excess of Landlord’s Maximum Contribution. Tenant shall not (and Tenant shall ensure that its agents do not) knowingly interfere with the performance of the Landlord Work and shall reasonably cooperate with Landlord in connection with the performance of the Landlord Work, including, without limitation, by moving any equipment and other property which Landlord or its contractor may reasonably request be moved. Tenant acknowledges and agrees that the status of the Landlord Work shall in no manner impact the Expansion Date, which shall be the Effective Date irrespective of the status of the Landlord Work, or then condition of the Premises. Landlord shall use commercially reasonable efforts to complete the Landlord Work as soon as practicably possible after the Expansion Date, subject to Force Majeure and delays to the extent caused by

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Tenant or any Tenant Party. Landlord shall be permitted to perform the Landlord Work during Tenant’s occupancy of the Existing Premises and Expansion Premises, without any obligation to pay overtime or other premiums. Landlord shall use commercially reasonable efforts to coordinate any materially disruptive work after normal business hours. Except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents, representatives, employees, consultants or contractors, Tenant hereby agrees that the performance of the Landlord Work shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent payable pursuant to this Lease. Landlord shall have no responsibility for, or for any reason be liable to Tenant, for any direct or indirect injury to or interference with Tenant’s business arising from the performance of the Landlord Work, nor shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises resulting from the performance of the Landlord Work or Landlord’s or Landlord’s contractor’s or agent’s actions in connection with the performance of the Landlord Work, or for any inconvenience or annoyance occasioned by the performance of the Landlord Work or Landlord’s or Landlord’s contractor’s or agent’s actions in connection with the performance of the Landlord Work. Except to the extent caused by Landlord’s gross negligence or willful misconduct, Landlord shall not be responsible for any loss, including theft, damage or destruction to any work or material installed or personal property or equipment stored by Tenant at the Premises or for any injury to Tenant or any Tenant Party. Tenant shall be responsible for any increase in the cost of performing the Landlord Work resulting from any direct act or omission of Tenant or its agents, employees and contractors (and Tenant shall pay any such increased costs to Landlord upon demand). In addition, should Tenant request any change in the scope of the Landlord Work, then Tenant shall be responsible for all costs and expenses reasonably and properly incurred by Landlord in connection therewith (payable within 30 days of written demand); provided, however, Landlord shall have no obligation to change the scope of the Landlord Work (and any election to do so shall be in Landlord’s sole but reasonable discretion).
7.Security Deposit. The parties agree and acknowledge that Landlord currently holds a Security Deposit from Tenant in the amount of $49,707.14 pursuant to the Original Lease. Concurrently with Tenant’s execution of this Amendment, Tenant shall deposit with Landlord the sum of $2,919.66 to be added to the existing Security Deposit, such that the total required Security Deposit under the Lease shall be $52,626.80. Landlord shall continue to hold the Security Deposit (as increased pursuant to this Amendment) in accordance with the terms and conditions of the Original Lease (as amended hereby).
8.Parking. Effective as of the Expansion Date, the “Parking Pass Ratio” paragraph of the Summary shall be deleted in its entirety and replaced with the following:
“PARKING PASS RATIO”:    Subject to the terms and conditions of Article 28 of this Lease, Tenant shall have the right but not the obligation to rent from Landlord thirty-four (34) unreserved parking passes (based on a ratio of four (4) unreserved passes per 1,000 rentable square feet of the Premises), of which up to two (2) may be rented by Tenant for reserved passes (“Reserved Passes”), subject to availability, in mutually

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agreeable locations, and the balance of the parking passes shall be for unreserved parking spaces in the Project’s parking structure.”
9.Option Term. For the avoidance of doubt, Tenant’s right to extend the Lease Term by the Option Term shall apply to the Expansion Term and must be exercised as to the entire Premises (i.e., the Existing Premises and the Expansion Premises) in accordance with the terms of Section 2.3 of the Initial Lease, and not either the Existing Premises or Expansion Premises individually.
10.Tenant Maintained Security. Tenant shall have the right to install appropriate security systems in the Premises, provided that such security systems (including system specifications and equipment) shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. Except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents, representatives, employees, consultants or contractors, Landlord will not be liable for the functionality, quality, action, or inaction of the Buildings’ access system or for any damage or injury to Tenant, its employees, invitees, or others, or their property, resulting from any failure, action, or inaction of the Buildings’ access system. Except to the extent caused by the negligence or willful misconduct of Landlord or its agents, representatives, employees, consultants or contractors, Tenant shall protect, indemnify, defend and hold Landlord, and its affiliates, officers, employees and agents, from and against all claims, costs, damages, fees, expenses (including without limitation attorneys’ fees) in connection with any failure or any damages caused by any Tenant installed security system. The foregoing indemnity, is in addition to, and shall be in no way deemed limited by any other indemnification obligations of Tenant set forth elsewhere in this Lease.
11.Estoppel. Tenant warrants, represents and certifies to Landlord that as of the date of this Amendment, (a) Landlord is not in default under the Lease, and (b) Tenant does not have any defenses or offsets to payment of rent and performance of its obligations under the Lease as and when same becomes due.
12.Severability. Any provision of this Amendment which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect.
13.Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, excepting only Raise (Tenant’s broker) and CBRE, Inc. (Landlord’s broker) (the foregoing, collectively, the ”Brokers”) and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Amendment. Landlord shall pay the Brokers pursuant to the terms of a separate written commission agreement between Landlord and each Broker.
14.No Further Modification. Except as set forth herein, the Lease remains unmodified and in full force and effect. In the event of any inconsistency between the provisions of the Lease and this Amendment, the terms of this Amendment shall control.

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15.Authority. This Amendment shall be binding upon and inure to the benefit of the parties, their respective heirs, legal representatives, successors and assigns. Each party hereto warrants that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Amendment.
16.Counterparts. This Amendment may be executed in counterparts and delivered electronically, and such counterparts together shall constitute but one original of the Amendment. Each counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.
[Signature page follows]

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IN WITNESS WHEREOF, this Amendment is executed as of the day and year first set forth above.
LANDLORD:

BOARDWALK OFFICE ASSOCIATES, LLC,
a Delaware limited liability company

By:    TC CPT Boardwalk, LLC,
a Delaware limited liability company,
its managing member

By:         /s/ Lily Kao
Lily Kao, Authorized Signatory

TENANT:

ROCKLEY PHOTONICS, INC.,
a Delaware corporation

By:     /s/ Mahesh Karanth
Name:     Mahesh Karanth
Title:    Chief Financial Officer

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EXHIBIT A
EXPANSION PREMISES

South Tower

Floor
3S

The Boardwalk
18545-18575 Jamboree
Road Irvine, CA 92612

Suite S-310

Total USF	Leased RSF
2,812	3,436

1
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EXHIBIT B
LANDLORD WORK

SPEC SUITE **S.300 + S.310**

FEC
EX
FEC
2
3
1
1
1

1 PROVIDE PRICE AND TIMING FOR NEW POWER AND DATA FLOOR BOXES OR NEW POWER POLES EACH WITH WHIP CONNECTION FOR BENCHING WORKSTATIONS

2 PROVIDE NEW CARD READER AT SUITE 310 ENTRY DOOR AND TIE INTO SECURITY PANEL IN SUITE 300

3 REMOVE +/- 7' SECTION OF PARTITION. PATCH AND REPAIR END WALLS AS REQUIRED. PATCH AND REPAIR EXISTING CARPET FINISH TO MEET IN CENTER OF OPENING. PATCH AND REPAIR WALL BASE AS REQUIRED. PROVIDE DRYWALL HEADER BETWEEN TWO NON ALIGNING TBAR GRIDS, HEADER TO BE FLUSH WITH ACT.

NOTE:
- LIGHTING CALCULATIONS TO BE REVIEWED
- EXIT SIGN LOCATIONS AND DIRECTIONS TO BE REVIEWED
- SWITCHING TO BE REVIEWED
- CABLING BY TENANT

Gensler

Ex. B
1
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